Exhibit 10.12.1

INCENTIVE COMPENSATION AWARD

AGREEMENT

This Incentive Compensation Award Agreement (this “Agreement”) is made and entered into as of this 1st day of April, 2012, by and between Conn’s Inc., a Delaware corporation (“Conn’s”), and Theodore M. Wright, an individual (the “Executive”).

1. The Executive and Conn’s agree that Executive shall be eligible to receive a cash bonus (the “Incentive Compensation”) following the close of the 2013 fiscal year and each fiscal year thereafter for which Executive continues his employment with Conn’s (each such fiscal year, a “Performance Period”), subject to the terms and conditions set forth herein.

2. Within 90 days after the commencement of each Performance Period the Compensation Committee shall establish in writing the objective formula for determining the Incentive Compensation for such Performance Period using one or more of the following performance measures applied with respect to Conn’s or any affiliate or division of Conn’s: (a) total revenues or any component thereof; (b) operating income, pre-tax or after-tax income, EBITA, EBITDA or net income; (c) cash flow, free cash flow or net cash from operations; (d) earnings per share; (e) value of the Conn’s stock or total return to stockholders; and (f) any combination of any or all of the foregoing criteria, in each case on an absolute or relative basis.

3. The Compensation Committee shall, promptly after the date on which all necessary financial or other information for a particular Performance Period becomes available, certify (a) the degree to which each of the performance measures has been attained and (b) the amount of the Incentive Compensation, if any, payable to the Executive. Such amount shall be paid to the Executive not later than thirty (30) days following such certification.

4. The Incentive Compensation for any Performance Period may not exceed $1,920,000.

5. No Incentive Compensation shall be paid to the Executive for a Performance Period if the Executive is not employed by Conn’s on the last day of such Performance Period.

6. The Executive and Conn’s agree that the Incentive Compensation is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation § 1.162-27(e).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXECUTIVE	CONN’S, INC.

/s/ Theodore M. Wright	By:	/s/ Sydney K. Boone, Jr.
Theodore M. Wright	Sydney K. Boone, Jr. Corporate General Counsel